EXHIBIT (a)(46)

AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

FORM OF ARTICLES OF AMENDMENT

AMERICAN CENTURY CAPITAL PORTFOLIOS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The Corporation is registered as an open-end company under the Investment Company Act of 1940.

SECOND:  Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the Corporation (“Articles of Incorporation”), the Board of Directors of the Corporation has (i) determined to change the name of the Advisor Class of common stock to A Class for the series of shares titled Mid Cap Value Fund and Small Cap Value Fund, (ii) duly established new C Class of shares for the series of shares titled Mid Cap Value Fund, (iii) duly established new C Class and R Class of shares for the series of shares titled Small Cap Value Fund, and (iv) increased in some cases and decreased in some cases the number of shares of capital stock of certain series and classes that the Corporation has authority to issue in accordance with Section 2-105(c) of the Maryland General Corporation Law (the “Reallocation”).

THIRD:  Immediately prior to the Reallocation the Corporation had the authority to issue Seven Billion (7,000,000,000) shares of capital stock. Following the Reallocation, the Corporation has the authority to issue Seven Billion (7,000,000,000) shares of capital stock.

FOURTH:  The par value of shares of the Corporation's capital stock before the Reallocation was, and after the Reallocation is, One Cent ($0.01) per share.

FIFTH:  Immediately prior to the Reallocation, the aggregate par value of all shares of stock that the Corporation was authorized to issue was Seventy Million Dollars ($70,000,000). After giving effect to the Reallocation, the aggregate par value of all shares of stock that the Corporation is authorized to issue is Seventy Million Dollars ($70,000,000).

SIXTH:  Immediately prior to the Reallocation, the number of shares allocated among the duly established classes of shares (each hereinafter referred to as a “Class”) of the nine (9) series of stock of and the aggregate par value of each Class was as follows:

Series Name	Class Name	Number of Shares Allocated	Aggregate Par Value
Equity Income Fund	Investor	1,560,000,000	$15,600,000
	Institutional	300,000,000	3,000,000
	R	50,000,000	500,000
	B	20,000,000	200,000
	A	500,000,000	5,000,000
	C	100,000,000	1,000,000

Series Name	Class Name	Number of Shares Allocated	Aggregate Par Value
Value Fund	Investor	1,000,000,000	$10,000,000
	Institutional	125,000,000	1,250,000
	R	20,000,000	200,000
	C	20,000,000	200,000
	A	150,000,000	1,500,000
	B	20,000,000	200,000

Real Estate Fund	Investor	125,000,000	$1,250,000
	Institutional	50,000,000	500,000
	A	50,000,000	500,000
	C	20,000,000	200,000
	R	20,000,000	200,000
	B	20,000,000	200,000

Small Cap Value Fund	Investor	500,000,000	$5,000,000
	Institutional	200,000,000	2,000,000
	Advisor	190,000,000	1,900,000

Equity Index Fund	Investor	150,000,000	1,500,000
	Institutional	310,000,000	3,100,000

Mid Cap Value Fund	Investor	100,000,000	$1,000,000
	Institutional	20,000,000	200,000
	Advisor	20,000,000	200,000
	R	20,000,000	200,000

Large Company Value Fund	Investor	550,000,000	$5,500,000
	Institutional	200,000,000	2,000,000
	C	50,000,000	500,000
	R	20,000,000	200,000
	A	300,000,000	3,000,000
	B	20,000,000	200,000

NT Large Company Value Fund	Institutional	100,000,000	$1,000,000

NT Mid Cap Value Fund	Institutional	100,000,000	$1,000,000

SEVENTH:  Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation has (a) approved the amendments stated in Article SECOND above and (b) has allocated Seven Billion (7,000,000,000) shares of the Seven Billion (7,000,000,000) shares of authorized capital stock of the Corporation among the nine (9) series of stock of the Corporation and the various Classes of each as follows:

Series Name	Class Name	Number of Shares Allocated	Aggregate Par Value
Equity Income Fund	Investor	1,800,000,000	$18,000,000
	Institutional	350,000,000	3,500,000
	A	600,000,000	6,000,000
	B	10,000,000	100,000
	C	100,000,000	1,000,000
	R	50,000,000	500,000

Value Fund	Investor	880,000,000	$8,800,000
	Institutional	125,000,000	1,250,000
	A	100,000,000	1,000,000
	B	20,000,000	200,000
	C	10,000,000	100,000
	R	10,000,000	100,000

Real Estate Fund	Investor	125,000,000	$1,250,000
	Institutional	50,000,000	500,000
	A	50,000,000	500,000
	B	10,000,000	100,000
	C	10,000,000	100,000
	R	10,000,000	100,000

Small Cap Value Fund	Investor	500,000,000	$5,000,000
	Institutional	210,000,000	2,100,000
	A	190,000,000	1,900,000
	C	20,000,000	200,000
	R	20,000,000	200,000

Equity Index Fund	Investor	150,000,000	$1,500,000
	Institutional	310,000,000	3,100,000

Mid Cap Value Fund	Investor	120,000,000	$1,200,000
	Institutional	20,000,000	200,000
	A	20,000,000	200,000
	C	20,000,000	200,000
	R	10,000,000	100,000

Large Company Value Fund	Investor	550,000,000	$5,500,000
	Institutional	200,000,000	2,000,000
	A	150,000,000	1,500,000
	B	10,000,000	100,000
	C	20,000,000	200,000
	R	10,000,000	100,000

Series Name	Class Name	Number of Shares Allocated	Aggregate Par Value
NT Large Company Value Fund	Institutional	110,000,000	$1,100,000

NT Mid Cap Value Fund	Institutional	50,000,000	$500,000

     EIGHTH: Except as otherwise provided by the express provisions of these Articles of Amendment, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any series or class or any unissued shares that have not been allocated to a series or class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation.

NINTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation and is not changed by these Articles of Amendment, except with respect to the creation and/or designation of the various series.

TENTH:  The Board of Directors of the Corporation duly adopted resolutions dividing into series and classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles of Amendment.

ELEVENTH: The amendments to the Articles of Incorporation as set forth above was approved by at least a majority of the entire Board of Directors of the Corporation and were limited to changes expressly authorized by Section 2-105(c)(12) or Section 2-605 of the Maryland General Corporation Law without action by the stockholders.

TWELFTH: These Articles of Amendment shall become effective at 12:01 a.m. on March 1, 2010.

IN WITNESS WHEREOF, AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.  has caused these Articles of Amendment to be signed and acknowledged in its name and on its behalf by its Senior Vice President and attested to by its Assistant Secretary on this 16th day of February, 2010.

ATTEST:		AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

_____________________________________		_____________________________________
Name:	Otis H. Cowan	Name:	Charles A. Etherington
Title	Assistant Secretary	Title:	Senior Vice President

THE UNDERSIGNED Senior Vice President of AMERICAN CENTURY CAPITAL PORTFOLIOS, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, as to all matters or facts required to be verified under oath, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, those matters and facts, are true in all material respects under the penalties of perjury.

Dated: February 16, 2010	_____________________________________
Charles A. Etherington, Senior Vice President